As filed with the Securities and Exchange Commission on September 11, 2020

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE LOVESAC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	32-0514958
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Landmark Square, Suite 300 Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

THE LOVESAC COMPANY
AMENDED AND RESTATED

2017 EQUITY INCENTIVE PLAN

(Full title of the plan)

Shawn Nelson

Chief Executive Officer

The Lovesac Company

Two Landmark Square, Suite 300

Stamford, Connecticut 06901

(Name and address of agent for service)

(888) 636-1223

(Telephone number, including area code, of agent for service)

With a copy to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue, New York, NY 10022

(212) 848-7171 (Telephone)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.00001 per share, issuable pursuant to The Lovesac Company 2017 Equity Incentive Plan	1,038,149	$27.71	$28,767,108.79	$3,733.97

(1)	This Registration Statement covers 1,038,149 additional shares of Common Stock authorized for issuance pursuant to the LoveSac Company Amended and Restated 2017 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a), under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers additional shares of the common stock, par value $0.00001 per share (“Common Stock”), of The Lovesac Company (the “Registrant”) that may be offered or issued by reason of certain corporate transactions or events, including any stock splits, stock dividends, recapitalization or any other similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares of Common Stock, as reported by The Nasdaq Stock Market LLC on September 10, 2020.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an additional 1,038,149 shares of common stock, $0.00001 par value per share, of the Registrant issuable pursuant to the Plan. In accordance with Instruction E to the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-232674) that the Registrant filed with the Securities and Exchange Commission on July 16, 2019, are hereby incorporated by reference and made part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1*	The Lovesac Company Amended and Restated 2017 Equity Incentive Plan

4.2	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Registrant’s Amendment No. 4 to the Registration Statement on Form S-1 filed on June 25, 2018 and incorporated herein by reference).

4.3	Amended and Restated By-Laws (filed as Exhibit 3.2 to Registrant’s Amendment No. 2 to the Registration Statement on Form S-1 filed on June 8, 2018 and incorporated herein by reference).

5.1*	Opinion of Shearman and Sterling LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on September 11, 2020.

THE LOVESAC COMPANY

By:	/s/ Shawn Nelson
Name:	Shawn Nelson
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of The Lovesac Company (the “Company”), hereby constitute and appoint Shawn Nelson and Jack Krause, jointly and severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Company, a registration statement on Form S-8 (or other appropriate form) relating to the offer and sale of common stock of the Company pursuant to this Registration Statement and any amendments thereto and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on September 11, 2020.

Signature	Title

/s/ Shawn Nelson	Chief Executive Officer and Director
Shawn Nelson

/s/ Jack Krause	President and Chief Operating Officer
Jack Krause

/s/ Donna Dellomo	Executive Vice President, Chief Financial Officer
Donna Dellomo	and Secretary

/s/ Andrew Heyer	Chairman of the Board of Directors
Andrew Heyer

/s/ John Grafer	Director
John Grafer

/s/ Walter McLallen	Director
Walter McLallen

/s/ William Phoenix	Director
William Phoenix

/s/ Shirley Romig	Director
Shirley Romig

/s/ Mary Fox	Director
Mary Fox

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